SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2007
BP PRUDHOE BAY ROYALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

The Bank of New York, 101 Barclay Street, New York, NY	10286

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 815-6908
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS
Item 8.01. Other Events
Revision of Royalty Production Estimates
     The Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 10-K”) filed by the BP Prudhoe Bay Royalty Trust (the “Trust”), reported the following information under the caption “THE PRUDHOE BAY UNIT AND FIELD — Reserve Estimates”:
“BP Alaska anticipates that net production from current proved reserves allocated to the BP Working Interests will exceed 90,000 barrels per day until the year 2012. The occurrence of major gas sales could accelerate the time at which BP Alaska’s net production would fall below 90,000 barrels per day, due to the consequent decline in reservoir pressure. BP Alaska projects continued economic production after 2012 at a declining rate until the year 2065; however, for the economic conditions and production forecast as of December 31, 2005, it is estimated that royalty payments will cease following the year 2023.”
     Similarly, in Item 1A. RISK FACTORS, under the heading “Royalty Production from the Prudhoe Bay field is projected to decline after 2012 and will eventually cease”, the 2005 10-K stated:
“BP Alaska has estimated that net production from current proved reserves allocated to the BP Working Interests will exceed 90,000 barrels per day until the year 2012. Economic production is expected to continue after 2012, but at a rate less than 90,000 barrels per day and royalty payments to the Trust are projected to cease after 2023. The foregoing estimates are based on economic conditions and production forecasts as of the end of 2005, and also depend on various assumptions, projections and estimates which are continually revised and updated by BP Alaska. These revisions could result in material changes to the projected declines in production. It is possible that economic production from the reserves allocated to the BP Working Interests could decline more quickly and end sooner that is currently projected, especially if natural gas production from the Prudhoe Bay field commences, . . . .”
     Reference is made to the 2005 10-K for the definitions of certain terms used in this report.
     On January 30, 2007, The Bank of New York, the Trustee of the Trust, received a letter from BP Exploration (Alaska) Inc. (“BP Alaska”), the body of which is quoted in full below:
“In advance of the final report from Miller and Lents, we would like to report an update in the 2006 estimates and calculations relative to the forward-looking statements and risk factors contained in the 2005 BP Prudhoe Bay Royalty Trust 10K, with particular reference to Part I, Item 1A. Risk Factors, ‘Royalty Production from the Prudhoe Bay field is projected to decline after 2012 and will eventually cease.’

“Our 2006 estimates and calculations support a change in forecasting operating efficiency in Prudhoe Bay. As a result of near term Integrity-driven activity focused on field wide infrastructure renewal, our estimates show Royalty Production will fall below the 90,000 barrel a day threshold, on an average annual basis, beginning in 2007. While some quarters may continue to have average production in excess of 90,000 barrels a day, seasonal and operational effects may result in quarters when average production is less than 90,000 barrels a day.”
     The Trustee anticipates receiving the annual report of Miller and Lents, Ltd., the independent oil and gas consultants to the Trust, later in February 2007. However, based on the statements in the January 30 letter from BP Alaska quoted above it appears probable that the reduced royalty production forecast by BP Alaska will have an adverse effect on the royalty revenues of the Trust and distributions to Unit holders, commencing in 2007, and that effect may be material.
     The Trust is entitled to receive a royalty on 16.4246 percent of the lesser of (i) the first 90,000 barrels of the average actual daily net production or (ii) the actual average daily net production of crude oil and condensate per quarter from the working interest of BP Alaska as of February 28, 1989 in the Prudhoe Bay oil field (the “Royalty Production”). The royalty payable to the Trust for each calendar quarter is obtained by multiplying the Royalty Production for each day in the calendar quarter by the “Per Barrel Royalty” for that day. The Per Barrel Royalty for any day is the WTI Price for the day less the sum of (i) Chargeable Costs multiplied by the Cost Adjustment Factor and (ii) Production Taxes.
     As long as average daily net production from the Prudhoe Bay field is 90,000 barrels per day or more, the principal factors affecting the revenues of the Trust and distributions to Unit holders are increases or decreases in WTI Prices during each quarter, scheduled annual increases in Chargeable Costs, changes in the Cost Adjustment Factor (resulting from changes in the consumer price index) and changes in Production Taxes. See Part I, Item 2 of the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Third Quarter 10-Q”) for information concerning the recent enactment by the State of Alaska of a new oil and gas production tax and the effect of the new tax on future royalty payments. While interaction of these factors typically results in increases or decreases in royalty payments to the Trust from quarter to quarter, a decrease in average daily production of oil and condensate to less than 90,000 barrels in any quarter can be expected to have an adverse effect on the revenues of the Trust that is independent of the operation of WTI Prices and other factors.
     The royalty payment received by the Trust in November 2006 with respect to the third quarter of 2006 and the royalty payment received by the Trust in January 2007 with respect to the fourth quarter of 2006 were adversely affected by the partial shutdown of the Prudhoe Bay field, which commenced in August 2006 and lasted until late in October 2006. See the Trust’s report on Form 8-K dated August 7, 2006 and the Third Quarter 10-Q for additional information. Average daily production of oil and condensate for the third and fourth quarters of 2006, as reported by BP Alaska to the Trust, was approximately 62,100 barrels and 87,200 barrels, respectively.

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Litigation Expenses
     On or about November 7, 2006, a unit holder of the Trust filed a complaint in the United States District Court for the District of Alaska, purportedly on behalf of a class consisting of all unit holders of the Trust. Goldman v. BP PLC, et al., 3:06-cv-00260-TMB (U.S. Dist. Ct. D. Alaska). The complaint asserts claims against BP, BP Alaska, the Trust and The Standard Oil Company (“Standard Oil”) relating to the shutdown of the Prudhoe Bay field and arising out of the Support Agreement dated February 28, 1989 among BP, BP Alaska, Standard Oil and the Trust. After service of the complaint, the Trustee authorized counsel to appear in this action on behalf of the Trust. The Trustee is conducting a review of the relevant facts, including a review of the allegations of the complaint. The Trust will incur expenses in connection with that review and in connection with the defense of this action, including expenses related to the retention of counsel and of consultants. The Trustee is unable to estimate such expenses, but such expenses may be substantial.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BP PRUDHOE BAY ROYALTY TRUST

By:	THE BANK OF NEW YORK,
as Trustee

By: /s/ Remo Reale
Remo Reale Vice President
Date: February 5, 2007

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